Exhibit 10.1
Indemnification Agreement
     This Agreement, made and entered into this            day of                     , 200      (“Agreement”), by and among Biogen Idec Inc., a Delaware corporation (the “Company”), and                                          (“Indemnitee”):
     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself to indemnify, and to advance expenses on behalf of, its directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
     WHEREAS, Indemnitee is willing to serve as a director of the Company on the condition that Indemnitee be so indemnified;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.	Services by Indemnitee. Indemnitee agrees to serve or to continue to serve, as the case may be, as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).

2.	Indemnification — General. The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time subject to the terms and conditions of this Agreement. For the avoidance of doubt, the indemnification obligations of the Company under this Agreement shall apply to (i) claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law as in existence on the date hereof and as amended from time to time and (ii) Indemnitee’s participation, by reason of Indemnitee’s Corporate Status, as a witness or other participant in any Proceeding to which Indemnitee is not a party. The indemnification obligations of the Company in this Agreement shall continue after such time as Indemnitee ceases to be a director of the Company, subject to the terms and conditions of this Agreement.

3.	Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified with respect to, and held harmless from and against, all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.	Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified with respect to, and held harmless from and against, all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if, and only to the extent that, the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

5.	Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding, Indemnitee shall be indemnified with respect to, and held harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6.	Partial Indemnification. If Indemnitee is entitled under any provision of this agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.	Advancement of Expenses. The Company shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) business days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Such advances (i) shall be unsecured and interest free, (ii) shall be made without regard to Indemnitee’s ability to repay the advances, (iii) shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification and (iv) shall in all cases be subject to the terms and conditions of this Agreement. In the event that it is ultimately determined that Indemnitee is not entitled to be indemnified for any Expenses advanced to Indemnitee, then the Company shall be entitled to be reimbursed, within one hundred and eighty (180) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid.

8.	Procedure for Determination of Entitlement to Indemnification.
a.	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion; provided, however, that the failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise except to the extent that any delay in such notification actually and materially prejudices the Company. Upon such written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined by the procedures set forth in Sections 8(b) through 8(e) and Section 9 hereof.

b.	Promptly upon receipt of such a request for indemnification, the Secretary of the Company shall advise the Board in writing that Indemnitee has requested indemnification. Upon written request by Indemnitee for indemnification, a determination with respect to Indemnitee’s entitlement to indemnification shall, if required by applicable law, be made in the specific case as follows: (i) if requested by Indemnitee, by Independent Counsel, or (ii) if no request is made by Indemnitee for a determination by Independent Counsel, (A) by the Board by a majority vote of the Disinterested Directors, even though less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if a quorum of Disinterested Directors so directs, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, the Company shall pay Indemnitee within twenty (20) business days after such determination any then known amounts with respect to which it has been so determined that Indemnitee is entitled to indemnification hereunder and will pay any other amounts thereafter incurred for which Indemnitee is entitled to indemnification within twenty (20) business days of the Company’s receipt of reasonably detailed invoices for such amounts.

c.	The Company and Indemnitee shall each cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or protected by the work-product doctrine or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.

d.	In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(d). If a Change of Control shall not have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have so occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.
e.	If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all fees and expenses of Independent Counsel reasonably incurred in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
9.	Presumptions and Effect of Certain Proceedings.
a.	In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor the fact that the Company (including its board of directors, independent legal counsel or stockholders) has determined that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
b.	If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement(s) not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

c.	For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or relevant enterprise, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Company or relevant enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant enterprise or on information or records given in reports made to the Company or relevant enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant enterprise. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

d.	The knowledge or actions, or failure to act, of any other director, officer, agent or employee of the Company or relevant enterprises shall not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.
10.	Additional Procedures
a.	Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

b.	So long as there shall not have occurred a Change in Control, the Company, in its sole discretion, will be entitled to participate in any Proceeding at its own expense and, except as provided below, to assume the defense of, and to settle, such Proceeding. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Proceeding but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in clause (ii) of the immediately preceding sentence.
c.	Indemnitee shall not compromise or settle any claim or Proceeding, release any claim, or make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld (subject to the terms and conditions of this Agreement, including any determination required by Section 8 of this Agreement or by applicable law). The Company shall not be liable for any amount paid by Indemnitee in settlement of any Proceeding or any claim therein, unless the Company has consented to such settlement or unreasonably withholds consent to such settlement.
11.	Remedies of Indemnitee.
a.	In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, or (iii) payment of indemnification is not made within twenty (20) business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses.

b.	In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification.

c.	If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

d.	In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for and held harmless from and against, any and all Expenses reasonably incurred by him in such judicial adjudication to the extent that Indemnitee is determined in said judicial adjudication to be entitled to indemnification or advancement of Expenses under this Agreement. Therefore, if it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.
12.	Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
a.	The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-Laws, any agreement, vote of stockholders or resolution of directors of the Company, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that shall fully vest upon Indemnitee’s first service as a Covered Person. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

b.	In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign all of Indemnitee’s rights to obtain from the any other person or entity any such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee shall (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

c.	The Company shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

d.	The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of the Company as a director, officer, employee, fiduciary, representative, partner or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

13.	Employment Rights; Successors; Third Party Beneficiaries.
a.	This Agreement shall not be deemed an employment contract between the Company and Indemnitee. Indemnitee specifically acknowledges that with respect to Indemnitee’s service as a director, Indemnitee may be removed as a director at any time in any manner permitted by the Company’s Certificate of Incorporation and By-laws and the General Corporation Law of the State of Delaware. The foregoing notwithstanding, this Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director of the Company.

b.	The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform in the absence of any succession. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.
14.	Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

15.	Exceptions to Right of Indemnification or Advancement of Expenses.
a.	Except as provided in Section 11(d) of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company.

b.	If Indemnitee is a participant in a Proceeding with any other person(s) for whom the Company is required to indemnify or advance Expenses with respect to such Proceeding, the Company shall not be required to indemnify against or advance Expenses for more than one law firm to represent collectively Indemnitee and such other person(s) in respect of the same matter unless the representation of Indemnitee and such other person(s) gives rise to an actual or potential conflict of interest.

16.	Definitions. For purposes of this Agreement:
a.	“Board of Directors” refers to the board of directors of the Company.

b.	“Change in Control” means:
i.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) (a “Person”)), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this part (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company or any acquisition from other stockholders where (A) such acquisition was approved in advance by the Board of Directors and (B) such acquisition would not constitute a Change of Control under part (2) or part (4) of this definition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of part (4) of this definition; or

ii.	The acquisition by any Person, directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the Outstanding Company Common Stock or (ii) the Outstanding Company Voting Securities; or

iii.	Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or such committee thereof that shall then have the authority to nominate persons for election as directors) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors; or

iv.	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
v.	Approval by the stockholders of a complete liquidation or dissolution of the Company.
c.	“Corporate Status” describes the status of a person in his or her capacity as a Covered Person, provided, however, that “Corporate Status” shall not include any act or omission by such person during any time when such person was not a “Covered Person”.

d.	“Covered Person” means a director of the Company (including, without limitation, one who serves at the request of the Company as a director, officer, employee, fiduciary, representative, partner or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise).

e.	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

f.	“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds.

g.	“Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to any such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
h.	“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status, or by reason of any action taken by him or of any inaction on Indemnitee’s part while serving as a director of the Company, in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement; except one initiated by an Indemnitee pursuant to Section 11(d) of this Agreement to enforce Indemnitee’s rights under this Agreement.
17.	Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

18.	Reliance; Integration.
a.	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve, as the case may be, as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

b.	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
19.	Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.	Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
a.	If to Indemnitee to:

b.	If to the Company, to:
Biogen Idec Inc.
14 Cambridge Center
Cambridge, MA 02142
Attn: Secretary
21.	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever with respect to any Proceeding or any claim, issue or matter therein and the Company is jointly liable with Indemnitee for such Proceeding, claim, issue or matter, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for reasonably incurred Expenses in connection with such claim, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding, claim, issue or matter in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding, claim, issue or matter and (ii) the relative fault of the Company (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).

22.	Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

23.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

24.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BIOGEN IDEC INC.
By:
Name:
Title:

INDEMNITEE:

Name: